UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2009, Kforce Government Solutions, Inc. (“KGS”), a wholly-owned subsidiary of Kforce Inc. (the “Firm”), entered into an agreement (the “Agreement”) with the U.S. Department of the Interior (the “DOI”) on behalf of itself, Kforce Global Solutions, Inc., a subsidiary of the Firm, and Bradson Corporation, a subsidiary of the Firm. As a result of the Agreement, the December 15, 2009 suspension of KGS from participating in new and renewed Federal government business (which the Firm previously disclosed on a Form 8-K that it filed with the Securities and Exchange Commission on December 18, 2009) was terminated. Also, as a result of the Agreement, KGS is no longer proposed for debarment, and is now authorized to enter into new and renewed Federal government business, effective immediately.

The Agreement requires, among other things, that KGS return to the DOI the profit on a $78,892.32 Task Order issued in 2008, and requires KGS to enhance its existing compliance program, training and controls.

Item 8.01	Other Events.

On December 29, 2009, the Firm issued a press release announcing that KGS entered into the Agreement with the DOI. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Administrative Agreement, dated December 29, 2009, between Kforce Government Solutions, Inc. and the U.S. Department of the Interior.

99.1	Press Release, dated December 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

December 29, 2009	By:	/S/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

December 29, 2009	By:	/S/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)